ENVIRO TECHNOLOGIES, INC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2020 ANNUAL MEETING OF SHAREHOLDERS – AUGUST 20, 2020 AT 9:30 AM EASTERN TIME
CONTROL ID:
REQUEST ID:

The undersigned, a shareholder of Enviro Technologies, Inc. (the "Company") hereby revoking any proxy heretofore given, does hereby appoint John A. DiBella, with power of substitution, for and in the name of the undersigned to attend the 2020 annual meeting of shareholders of the Company to be held on Thursday, August 20, 2020 at the Company’s principal executive offices located at 821 NW 57 Place, Fort Lauderdale, FL 33309 beginning at 9:30 a.m., local time, or any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/EVTN
PHONE:	1-866-752-VOTE(8683)

2020 ANNUAL MEETING OF THE SHAREHOLDERS OFENVIRO TECHNOLOGIES, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:	☐	☐		CONTROL ID:
	John A. DiBella			☐	REQUEST ID:
	Raynard Veldman			☐
Proposal 2		FOR	AGAINST	ABSTAIN
	The ratification of the appointment of Liggett & Webb, P.A. as our independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	To approve the Amendment.	☐	☐	☐

Proposal 4		FOR	AGAINST	ABSTAIN
	To approve the Reincorporation.	☐	☐	☐

Proposal 5		EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
	A non-binding advisory vote on the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐

Proposal 6		FOR	AGAINST	ABSTAIN
	A non-binding advisory vote on executive compensation.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
The board of directors unanimously recommends that the shareholders vote "FOR" the election to the two named director nominees in Proposal 1, “FOR” Proposals 2, 3, 4 and 6, and for a frequency of “EVERY THREE YEARS” for Proposal 5.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST FOR" THE ELECTION TO THE TWO NAMED DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4 AND 6, AND FOR A FREQUENCY OF “EVERY THREE YEARS” FOR PROPOSAL 5. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________________________________________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2020

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)